SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Forge River Road, Suite 100, Webster, Texas 77598

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Controlled Equity OfferingSM Sales Agreement

On June 9, 2025, KULR Technology Group, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with each of Cantor Fitzgerald & Co. (“Cantor”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”) (each an “Agent” and together the “Sales Agents”). Pursuant to the terms of the Sales Agreement the Company may, from time to time at its option offer and sell shares of its common stock par value $0.0001 per share (the “Common Stock”), to or through Cantor, acting as the sole designated agent, having an aggregate offering amount of up to $300,000,000 (collectively, the “Shares”).

Any sale of the Shares will be made pursuant to the Company’s effective shelf registration statement on Form S-3, including the prospectus contained therein (File No. 333-287576) filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 27, 2025 and declared effective on June 5, 2025, as supplemented by a prospectus supplement (the “Prospectus Supplement”) dated June 9, 2025. In no event will the actual number of Shares offered and sold pursuant to the Sales Agreement and the Prospectus Supplement exceed the number of authorized but unissued shares of Common Stock (less shares of Common Stock that are issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock).

Under the Sales Agreement, the Company will set the parameters for the sale of the Shares, including the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one trading day, and any minimum price below which sales may not be made.

Sales of the Shares under the Sales Agreement may be made by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or by any other method permitted by law. Cantor will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices The Company has agreed to pay the Sales Agents an aggregate commission of up to 3.0% of the gross sales price from each sale of the Shares pursuant to the Sales Agreement and has agreed to customary indemnification and contribution rights in favor of the Sales Agents. The Sales Agreement may be terminated by the Company or the Sales Agents in accordance with the terms therein.

The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Sichenzia Ross Ference Carmel LLP relating to the Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Sales Agreement were made solely for purposes of the agreement and as of a specific date, were solely for the benefit of the parties to the agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares or any other securities nor will there be any sale of the Shares or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Exhibits

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Sales Agreement, dated June 9, 2025, by and among the Company, Cantor Fitzgerald & Co. and Craig-Hallum Capital Group LLC
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: June 9, 2025	By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer